Exhibit 10.23
Horsehead Holding Corp.
300 Frankfort Road
Monaca, Pennsylvania 15601
October 31, 2006
Robert D. Scherich
600 Gunn Ridge Road
West Finley, Pennsylvania 15377
     Re:     SEC Filing Bonus Arrangement
Dear Mr. Scherich,
     You are hereby confidentially informed that Horsehead Holding Corp. (the “Company”) is prepared to offer a bonus to you on the terms and conditions set forth in this letter (the “Filing Bonus Arrangement”). This Filing Bonus Arrangement is being offered to you in return for your continued employment by the Company and your contribution towards its planned registration (the “Registration”) of its common stock, par value $0.01 per share, under the Securities Act of 1933, as amended, as required by Section 2(a) of that certain Registration Rights Agreement, to be executed after the date hereof by and between the Company and Friedman, Billings, Ramsey & Co., Inc. (the “Registration Rights Agreement”) and the other consideration set forth herein. This Filing Bonus Arrangement is in addition to the current compensation and benefits you receive.
     1. Filing Bonus Amount. In consideration of your continued employment and contributions toward the Registration, the Company will pay to you, subject to the other provisions specified in this letter, a filing bonus of $250,000 (the “Bonus”) on the date on which Company makes its initial filing of the Shelf Registration Statement (as defined in the Registration Rights Agreement) pursuant to Section 2(a) of the Registration Rights Agreement (the “Bonus Payment Date”). Notwithstanding the foregoing, if the Bonus Payment Date does not occur prior to April 15, 2007, the “Bonus” payable pursuant hereto shall be reduced by an amount equal to the product of (i) $2,500 and (ii) the number of business days between April 15, 2007 and the Bonus Payment Date (excluding any business days (x) on which the U.S. Securities and Exchange Commission is unable to accept filings and (y) on which the Company was not able to make the filing of the Shelf Registration Statement if the Company has endeavored in good faith (determined as set forth in the Registration Rights Agreement) to make the filing by April 15, 2007 but has not been able to as a result of circumstances outside of its reasonable control).
     Notwithstanding anything contained herein to the contrary, if your employment with the Company is terminated by the Company without Cause prior to the Bonus Payment Date, you shall be entitled to receive, on the Bonus Payment Date, subject to your execution and delivery to the Company of a customary release in form and substance acceptable to the Company, the Bonus contemplated to be paid to you hereunder.

Robert D. Scherich
October 31, 2006
     2. Performance. All payments to you and other rights provided to you hereunder are conditioned upon your:
(i) Not disclosing to any person the existence or the terms of this Filing Bonus Arrangement, including but not limited to the Bonus amount, without the prior written consent of the Company;
(ii) Employment with the Company not being previously terminated by you for any reason or by the Company for Cause (which term shall have the meaning set forth in the Employment Agreement to be executed following the date hereof by and between you and the Company). If your employment is terminated by you for any reason or by the Company for Cause prior to the Bonus Payment Date, you will not be eligible for the Bonus. You acknowledge that this Filing Bonus Arrangement is not a contract of employment with the Company nor does it restrict the right of the Company to discharge you; and
(iii) Personally providing to the Company, or its representatives, until the Bonus Payment Date, reasonable assistance and cooperation relating to any public offering of securities of the Company, including without limitation, the Registration.
     3. Miscellaneous. Any payments under this Filing Bonus Arrangement will be subject to all applicable withholding and other employment taxes as determined by the Company in its sole discretion, and will not meet the definition of eligible earnings for benefit purposes under the Company benefit plans (including, without limitation, and 401(k) matching, life insurance and disability arrangements). The terms of this Filing Bonus Arrangement (a) may be amended or canceled only by mutual agreement of the Company and you, in writing and (b) shall be construed in accordance with the law of the State of Delaware. This letter may be executed in separate counterparts (including by means of telecopied signature pages), each of which shall be an original and all of which taken together shall constitute one and the same agreement.
     4. Entire Agreement. Except as specifically provided herein, this letter agreement constitutes the entire agreement with respect to the subject matter hereof, and supersedes all previous agreements and understandings relating to the subject matter hereof, whether written or oral, between the Company and you.
     5. WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES TO THIS LETTER AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS LETTER AGREEMENT, THE MATTERS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS LETTER AGREEMENT.

Robert D. Scherich
October 31, 2006
     Please indicate your acceptance by signing, dating and returning the enclosed duplicate original of this letter no later than October 31, 2006.

Sincerely,

HORSEHEAD HOLDING CORP.

By: Name:	/s/ James M. Hensler James M. Hensler
Title:	President and CEO
I acknowledge, accept and agree to the terms and conditions contained herein.

Robert D. Scherich	October 28, 2006

Robert D. Scherich	Date